Exhibit 9*

Reconciliation of assets, liabilities, and equity of Japan Bank for International Cooperation as of April 1, 2012, and March 31, 2013, 2014, and 2015, and reconciliation of net profit of Japan Bank for International Cooperation for the fiscal years ended March 31, 2013, 2014, and 2015, between accounting principles generally accepted in Japan (“Japanese GAAP”) and International Financial Reporting Standards (“IFRS”) as adopted by the International Accounting Standards Board (the “IASB”) (including information that is calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles).*

*	The registrant has adopted Japanese GAAP for reporting purposes. Audited financial statements of Japan Bank for International Cooperation for the fiscal year ended March 31, 2015 prepared on a basis consistent with IFRS as adopted by the IASB are being disclosed for reference purposes in order to improve comparability with other issuers outside of Japan.

Reconciliation of assets, liabilities, and equity as of April 1, 2012 (the date of transition to IFRS)

	(Millions of yen)
Accounts under Japanese GAAP	Japanese GAAP	Reclassifications	Differences in recognition and measurement	IFRS	Notes	Accounts under IFRS
Assets						Assets
Cash and due from banks	685,859	—	—	685,859		Cash and due from banks
Receivables under resale agreements	602,725	—	—	602,725		Receivables under resale agreements
	—	949,548	(21,306)	928,241	A	Derivative financial instrument assets
Securities	74,108	(50,248)	583	24,443	B, F	Securities
Loans	8,110,356	(92,728)	21,991	8,039,619	C, E	Loans and other receivables
	—	50,248	(2,673)	47,574	F	Equity method investments
Property and equipment	28,145	—	—	28,145		Property and equipment
Intangible assets	1,629	(1,629)	—	—
Other assets	929,016	(926,524)	68	2,559	A, C, H	Other assets
Customers’ liabilities for acceptances and guarantees	2,378,325	—	(2,378,325)	—	E
Allowance for loan losses	(124,271)	124,271	—	—	C

Total assets	12,685,895	52,936	(2,379,663)	10,359,168		Total assets

Liabilities						Liabilities
	—	56,656	46	56,702	A	Derivative financial instrument liabilities
Borrowed money	5,255,489	—	3,184	5,258,673	D	Borrowings
Bonds payable	2,378,637	—	71,227	2,449,864	D	Bonds payable
	—	—	71,421	71,421	E	Financial guarantee contracts
Provision for retirement benefits	13,263	(13,263)	—	—	G
Provision for directors’ retirement benefits	17	(17)	—	—	G
Other liabilities	580,351	(169,200)	(38,712)	372,438	A, G, H	Other liabilities
Provision for bonuses	501	(501)	—	—
Provision for directors’ bonuses	0	(0)	—	—
Acceptances and guarantees	2,378,325	—	(2,378,325)	—	E

Total liabilities	10,606,586	(126,327)	(2,271,159)	8,209,100		Total liabilities

Equity						Equity
Capital stock	1,291,000	—	—	1,291,000		Capital stock
Retained earnings	788,309	—	47,818	836,128		Retained earnings
	—	179,263	(156,323)	22,940	A, H	Other reserves

Total equity	2,079,309	179,263	(108,504)	2,150,068		Total equity

Total liabilities and equity	12,685,895	52,936	(2,379,663)	10,359,168		Total liabilities and equity

Reconciliation of assets, liabilities, and equity as of March 31, 2013

	(Millions of yen)
Accounts under Japanese GAAP	Japanese GAAP	Reclassifications	Differences in recognition and measurement	IFRS	Notes	Accounts under IFRS
Assets						Assets
Cash and due from banks	837,986	—	—	837,986		Cash and due from banks
Receivables under resale agreements	284,902	—	—	284,902		Receivables under resale agreements
	—	456,670	(921)	455,749	A	Derivative financial instrument assets
Securities	122,181	(70,822)	(848)	50,510	B, F	Securities
Loans	10,555,128	(104,723)	13,783	10,464,187	C, E	Loans and other receivables
	—	70,822	7,500	78,322	F	Equity method investments
Property and equipment	28,206	—	—	28,206		Property and equipment
Intangible assets	1,352	(1,352)	—	—
Other assets	338,679	(297,047)	—	41,632	A, C	Other assets
Customers’ liabilities for acceptances and guarantees	2,400,699	—	(2,400,699)	—	E
Allowance for loan losses	(138,891)	138,891	—	—	C

Total assets	14,430,245	192,438	(2,381,185)	12,241,498		Total assets

Liabilities						Liabilities
	—	225,093	126	225,219	A	Derivative financial instrument liabilities
Borrowed money	7,234,598	—	—	7,234,598		Borrowings
Bonds payable	2,215,962	—	42,028	2,257,990	D	Bonds payable
	—	—	74,481	74,481	E	Financial guarantee contracts
Provision for retirement benefits	15,595	(15,595)	—	—	G
Provision for directors’ retirement benefits	29	(29)	—	—	G
Other liabilities	216,171	(16,578)	(36,821)	162,770	A, G	Other liabilities
Provision for bonuses	445	(445)	—	—
Provision for directors’ bonuses	5	(5)	—	—
Acceptances and guarantees	2,400,699	—	(2,400,699)	—	E

Total liabilities	12,083,506	192,438	(2,320,884)	9,955,060		Total liabilities

Equity						Equity
Capital stock	1,360,000	—	—	1,360,000		Capital stock
Retained earnings	851,685	—	43,498	895,183		Retained earnings
	—	135,053	(103,798)	31,254	A	Other reserves
Valuation difference on available-for-sale securities	2,221	(2,221)	—	—
Deferred gains or losses on hedges	132,831	(132,831)	—	—

Total equity	2,346,738	—	(60,300)	2,286,437		Total equity

Total liabilities and equity	14,430,245	192,438	(2,381,185)	12,241,498		Total liabilities and equity

Reconciliation of assets, liabilities, and equity as of March 31, 2014

	(Millions of yen)
Accounts under Japanese GAAP	Japanese GAAP	Reclassifications	Differences in recognition and measurement	IFRS	Notes	Accounts under IFRS
Assets						Assets
Cash and due from banks	723,189	—	—	723,189		Cash and due from banks
Receivables under resale agreements	202,733	—	—	202,733		Receivables under resale agreements
	—	223,445	(310)	223,134	A	Derivative financial instrument assets
Securities	227,201	(82,666)	(1,556)	142,978	B, F	Securities
Loans	12,655,401	(92,382)	10,254	12,573,273	C, E	Loans and other receivables
	—	82,666	15,216	97,882	F	Equity method investments
Property and equipment	28,558	—	—	28,558		Property and equipment
Intangible assets	1,561	(1,561)	—	—
Other assets	213,627	(108,076)	—	105,551	A, C	Other assets
Customers’ liabilities for acceptances and guarantees	2,422,658	—	(2,422,658)	—	E
Allowance for loan losses	(128,885)	128,885	—	—	C

Total assets	16,346,047	150,309	(2,399,054)	14,097,302		Total assets

Liabilities						Liabilities
	—	453,950	1,037	454,987	A	Derivative financial instrument liabilities
Borrowed money	8,407,707	—	—	8,407,707		Borrowings
Bonds payable	2,711,377	—	22,512	2,733,890	D	Bonds payable
	—	—	71,900	71,900	E	Financial guarantee contracts
Provision for retirement benefits	14,251	(14,251)	—	—	G
Provision for directors’ retirement benefits	20	(20)	—	—	G
Other liabilities	448,229	(288,878)	(34,061)	125,289	A, G	Other liabilities
Provision for bonuses	483	(483)	—	—
Provision for directors’ bonuses	5	(5)	—	—
Acceptances and guarantees	2,422,658	—	(2,422,658)	—	E

Total liabilities	14,004,734	150,309	(2,361,269)	11,793,774		Total liabilities

Equity						Equity
Capital stock	1,360,000	—	—	1,360,000		Capital stock
Retained earnings	911,366	—	(5,035)	906,331		Retained earnings
	—	69,945	(32,749)	37,195	A	Other reserves
Valuation difference on available-for-sale securities	5,472	(5,472)	—	—
Deferred gains or losses on hedges	64,472	(64,472)	—	—

Total equity	2,341,312	—	(37,785)	2,303,527		Total equity

Total liabilities and equity	16,346,047	150,309	(2,399,054)	14,097,302		Total liabilities and equity

Reconciliation of assets, liabilities, and equity as of March 31, 2015

	(Millions of yen)
Accounts under Japanese GAAP	Japanese GAAP	Reclassifications	Differences in recognition and measurement	IFRS	Notes	Accounts under IFRS
Assets						Assets
Cash and due from banks	850,496	—	—	850,496		Cash and due from banks
Receivables under resale agreements	—	—	—	—		Receivables under resale agreements
	—	174,967	(20)	174,946	A	Derivative financial instrument assets
Securities	261,786	(85,313)	(2,715)	173,758	B, F	Securities
Loans	14,432,949	(71,027)	(4,735)	14,357,186	C, E	Loans and other receivables
	—	85,313	30,045	115,358	F	Equity method investments
Property and equipment	28,295	—	—	28,295		Property and equipment
Intangible assets	3,154	(3,154)	—	—
Other assets	430,297	(60,223)	—	370,073	A, C	Other assets
Customers’ liabilities for acceptances and guarantees	2,572,328	—	(2,572,328)	—	E
Allowance for loan losses	(115,492)	115,492	—	—	C

Total assets	18,463,816	156,053	(2,549,754)	16,070,115		Total assets

Liabilities						Liabilities
	—	989,798	1,363	991,161	A	Derivative financial instrument liabilities
Borrowed money	9,425,316	—	—	9,425,316		Borrowings
Bonds payable	3,049,490	—	9,009	3,058,499	D	Bonds payable
	—	—	84,708	84,708	E	Financial guarantee contracts
Provision for retirement benefits	6,395	(6,395)	—	—	G
Provision for directors’ retirement benefits	30	(30)	—	—	G
Other liabilities	949,227	(826,810)	(36,208)	86,208	A, G	Other liabilities
Provision for bonuses	500	(500)	—	—
Provision for directors’ bonuses	6	(6)	—	—
Acceptances and guarantees	2,572,328	—	(2,572,328)	—	E

Total liabilities	16,003,296	156,053	(2,513,456)	13,645,893		Total liabilities

Equity						Equity
Capital stock	1,391,000	—	—	1,391,000		Capital stock
Retained earnings	993,053	—	(7,886)	985,166		Retained earnings
	—	76,467	(28,412)	48,055	A	Other reserves
Valuation difference on available-for-sale securities	12,786	(12,786)	—	—
Deferred gains or losses on hedges	63,681	(63,681)	—	—

Total equity	2,460,520	—	(36,298)	2,424,222		Total equity

Total liabilities and equity	18,463,816	156,053	(2,549,754)	16,070,115		Total liabilities and equity

Reconciliation of net profit for the year ended March 31, 2013

	(Millions of yen)
Accounts under Japanese GAAP	Japanese GAAP	Reclassifications	Differences in recognition and measurement	IFRS	Notes	Accounts under IFRS
Income statement

Interest income	167,947	(33,212)	1,502	136,236	C	Interest income
Interest expenses	119,510	—	(31,534)	87,976	D	Interest expense

				48,260		Net interest income

Fees and commissions	23,288	—	(12,335)	10,953	C	Fee and commission income
Fees and commissions payments	1,427	—	—	1,427		Fee and commission expense
	—	37,141	(23,311)	13,830	A	Net income (expense) from derivative financial instruments
	—	150	—	150		Net investment income
	—	5,877	(3,291)	2,586		Other income
Other ordinary income	9,171	(9,171)	—	—
Receipts from the national budget	256	(256)	—	—
Other (income) *1	211	(211)	—	—
Extraordinary income	1	(1)	—	—

				26,093		Income (expense) other than interest income

				74,353		Total operating income

	—	10,300	(999)	9,300	B, C	Impairment losses (reversals) on financial assets
Recoveries of written-off claims *1	4,572	(4,572)	—	—	C
Provision of allowance for loan losses *2	14,620	(14,620)	—	—	C

				65,052		Net operating income

General and administrative expenses	17,551	—	(2,068)	15,483	G	Operating expenses
	—	598	567	1,165	D	Other expenses
Other ordinary expenses	597	(597)	—	—
Other (expenses) *2	0	(0)	—	—

				16,648		Total operating expenses

	—	11,780	—	11,780	F	Profits of equity method investments
Gain on investments in partnerships *1	11,843	(11,843)	—	—

Net income	63,585	—	(3,400)	60,184		Net profit

*1	The sum of these amounts is included in “Other income” in the income statement prepared under Japanese GAAP.

*2	The sum of these amounts is included in “Other expenses” in the income statement prepared under Japanese GAAP.

Reconciliation of net profit for the year ended March 31, 2014

	(Millions of yen)
Accounts under Japanese GAAP	Japanese GAAP	Reclassifications	Differences in recognition and measurement	IFRS	Notes	Accounts under IFRS
Income statement

Interest income	181,143	(28,912)	3,412	155,643	C	Interest income
Interest expenses	115,677	—	(17,981)	97,696	D	Interest expense

				57,947		Net interest income

Fees and commissions	23,722	—	(11,535)	12,187	C	Fee and commission income
Fees and commissions payments	2,217	—	—	2,217		Fee and commission expense
	—	28,646	(64,319)	(35,672)	A	Net income (expense) from derivative financial instruments
	—	128	(20)	107		Net investment income
	—	3,956	53	4,010		Other income
Other ordinary income	3,615	(3,615)	—	—
Other (income) *	203	(203)	—	—
Extraordinary income	8	(8)	—	—

				(21,584)		Income (expense) other than interest income

				36,362		Total operating income

	—	(13,719)	(3,738)	(17,458)	B, C	Impairment losses (reversals) on financial assets
Recoveries of written-off claims *	3,713	(3,713)	—	—	C
Reversal of allowance for loan losses *	10,006	(10,006)	—	—	C

				53,821		Net operating income

General and administrative expenses	14,952	—	(235)	14,717	G	Operating expenses
	—	1,756	(977)	778	D	Other expenses
Other ordinary expenses	1,377	(1,377)	—	—
Other expenses	516	(516)	—	—
Extraordinary loss	0	(0)	—	—

				15,496		Total operating expenses

	—	3,565	—	3,565	F	Profits of equity method investments

Gain on investments in partnerships *	3,694	(3,694)	—	—

Net income	91,366	—	(49,476)	41,890		Net profit

*	The sum of these amounts is included in “Other income” in the income statement prepared under Japanese GAAP.

Reconciliation of net profit for the year ended March 31, 2015

	(Millions of yen)
Accounts under Japanese GAAP	Japanese GAAP	Reclassifications	Differences in recognition and measurement	IFRS	Notes	Accounts under IFRS
Income statement

Interest income	192,973	(24,581)	4,718	173,110	C	Interest income
Interest expenses	116,076	—	(12,200)	103,876	D	Interest expense

				69,234		Net interest income

Fees and commissions	35,901	—	(22,389)	13,512	C	Fee and commission income
Fees and commissions payments	2,088	—	—	2,088		Fee and commission expense
	—	22,596	3,164	25,760	A	Net income (expense) from derivative financial instruments
	—	1,465	39	1,505		Net investment income
Gains on sales of stocks and other securities *	0	(0)	—	—
	—	7,286	(6,225)	1,060		Other income
Other ordinary income	4,100	(4,100)	—	—
Other (income) *	148	(148)	—	—
Extraordinary income	5,707	(5,707)	—	—

				39,749		Income (expense) other than interest income

				108,984		Total operating income
	—	(13,392)	216	(13,176)	B, C	Impairment losses (reversals) on financial assets
Recoveries of written-off claims *	101	(101)	—	—	C
Reversal of allowance for loan losses *	13,392	(13,392)	—	—	C

				122,160		Net operating income

General and administrative expenses	17,004	—	(7,019)	9,985	G	Operating expenses
	—	1,081	(662)	419	D	Other expenses
Other ordinary expenses	1,585	(1,585)	—	—
Extraordinary loss	16	(16)	—	—

				10,404		Total operating expenses

	—	13,405	—	13,405	F	Profits of equity method investments
Gain on investments in partnerships *	10,633	(10,633)	—	—

Net income	126,187	—	(1,026)	125,161		Net profit

*	The sum of these amounts is included in “Other income” in the income statement prepared under Japanese GAAP.

Notes to the reconciliation of assets, liabilities, and equity as of April 1, 2012, and as of March 31, 2013, 2014 and 2015, and the reconciliation of net profit for the fiscal years ended March 31, 2013, 2014 and 2015

A.	Derivative financial instrument assets and liabilities

Under Japanese GAAP, derivative financial instrument assets are included in “Other assets” and derivative financial instrument liabilities are included in “Other liabilities.” Under IFRS, they are presented in a separate line item. In addition, derivative financial instrument assets and liabilities offset under Japanese GAAP do not meet the offsetting criteria under IFRS; accordingly, they are presented on a gross basis in the statement of financial position.

Under IFRS, the fair value of derivative financial instrument assets and liabilities is determined using observable market data considering the counterparty’s and JBIC’s credit risk.

JBIC applies hedge accounting under Japanese GAAP but it is not applied under IFRS.

For hedges in hedging relationships of types that qualify for hedge accounting under Japanese GAAP but that do not qualify under International Accounting Standards (“IAS”) 39 Financial Instruments: Recognition and Measurement, deferred gains or losses on hedges under Japanese GAAP have been transferred to retained earnings at the date of transition. Further, in respect of hedges that qualify for hedge accounting under Japanese GAAP but that do not meet the conditions for hedge accounting under IAS 39, JBIC discontinued hedge accounting in accordance with the following method for each hedge category:

(1)	Cash flow hedges

Deferred gains or losses on hedges are recognized in profit or loss based on cash flows arising from the hedged transactions.

(2)	Fair value hedges

Deferred gains or losses on hedges under Japanese GAAP are transferred to retained earnings at the transaction date, and the carrying amount of the hedged item is adjusted to the lower of the following. Such adjustments are recorded in retained earnings and then amortized using the effective interest method and recognized in profit or loss.

i.	the portion of the cumulative change in the fair value of the hedged item that reflects the designated hedged risk and was not recognized under Japanese GAAP; or

ii.	the portion of the cumulative change in the fair value of the hedging instrument that reflects the designated risk and was either not recognized or deferred in the statement of financial position as an asset or a liability under Japanese GAAP.

B.	Securities

Under Japanese GAAP, equity securities of investments in affiliates are included in “Securities” but they are presented separately as “Equity method investments” under IFRS. See F. “Equity method investments” for differences in measurement methods.

Unlisted stocks included in securities are carried at cost under Japanese GAAP, but under IFRS, they are categorized as available-for-sale financial assets and measured, in principle, at fair value and the changes in fair value are recognized in other comprehensive income. Impairment losses are also recognized, as necessary.

For investments in partnerships included in securities, such investments are recognized at an amount equivalent to JBIC’s share of the net assets of the partnership, which is determined based on the most recent financial statements of the partnership available as of the reporting date as defined in the partnership agreement under Japanese GAAP. Under IFRS, the investments in partnerships are measured, in principle, at fair value and the changes in fair value are recognized in other comprehensive income. Impairment losses are also recognized, as necessary.

C.	Loans and other receivables

Under Japanese GAAP, accrued interest income on loans is included in “Other assets,” but under IFRS, it is presented in a separate line item under “Loans and other receivables.”

Under IFRS, loans and other receivables are measured at fair value plus directly attributable transaction costs at initial recognition and subsequently measured at amortized cost using the effective interest method.

Under Japanese GAAP, a general allowance for loan losses is recorded, in addition to a specific allowance for loan losses.

On the other hand, IFRS uses an incurred loss model and an impairment loss is recognized if, and only if, JBIC assesses at the reporting date that there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a loss event), and that loss event (or events) has an impact on the estimated cash flows of the financial asset or a group of financial assets that can be reliably estimated. Impairment losses in respect of a group of loans and other receivables that are collectively evaluated for impairment, such as impairment losses for incurred but not reported losses, are recognized on the basis of historical loss experience for assets with credit risk characteristics similar to those in the group. The carrying amount of loans and other receivables is reduced by the impairment loss through an allowance for loan losses account.

For loans in hedging relationships designated as fair value hedges under Japanese GAAP but which no longer meet the conditions for hedge accounting under IAS 39, the carrying amounts are adjusted in accordance with IFRS 1 in light of the discontinuance of hedge accounting.

“Loans and other receivables” include financial assets associated with financial guarantee contracts as described in “E. Financial guarantee contracts.”

D.	Borrowings and Bonds payable

For bonds payable, all bond issuance costs are expensed as incurred under Japanese GAAP. Under IFRS, bonds payable are initially measured at fair value less the transaction costs that are directly attributable to bond issuance, such as bond issuance costs and discounts at issuance, and subsequently measured at amortized cost using the effective interest method. In addition, borrowings and bonds payable are amortized, after considering adjustments to their carrying amounts related to discontinuing associated fair value hedges.

E.	Financial guarantee contracts

For financial guarantee contracts, under Japanese GAAP, the balance of the guarantee obligations are recorded in “Customers’ liabilities for acceptances and guarantees” in assets, and “Acceptances and guarantees” in liabilities on the statement of financial position. The same amounts are recorded in assets and liabilities.

Under IFRS, both financial assets and financial liabilities associated with financial guarantee contracts are initially measured at fair value and are subsequently measured at the higher of (a) the amount initially recognized less cumulative amortization recognized and (b) the amount of estimated expenditure required to settle the guarantee obligation at the reporting date.

F.	Equity method investments

Investments in associates and joint ventures are mainly investments in partnerships. Under Japanese GAAP, JBIC does not use the equity method in its separate financial statements as it does not prepare any consolidated financial statements, and therefore such investments are recognized at an amount equivalent to JBIC’s share of the net assets of the partnership, which is determined based on the most recent financial statements of the partnership available as of the reporting date as defined in the partnership agreement.

Certain of JBIC’s share of the “Gain on investments in partnerships” under Japanese GAAP are accounted for using the equity method under IFRS. Such gains or losses are presented as “Profits of equity method investments.” Exchange differences on translation of foreign operations resulting from the application of the equity method are recognized in other comprehensive income.

G.	Liability for retirement benefits

Under Japanese GAAP, actuarial gains and losses in respect of defined benefit plans are expensed and included in profit or loss in the period in which they arise. However, under IFRS, remeasurement of defined benefit plans is recognized immediately in other comprehensive income as incurred and immediately transferred to retained earnings. Retirement benefit obligations are remeasured in accordance with applicable IFRS, and gains and losses arising from the application of the period allocation method are recognized as adjustments to retained earnings. Liabilities for retirement benefits are included under “Other liabilities” in the statement of financial position.

H.	Valuation difference on available-for-sale securities and deferred gains or losses on hedges

As part of the accounting treatment associated with the split from Japan Finance Corporation, “Valuation difference on available-for-sale securities” and “Deferred gains or losses on hedges” are presented under “Assets” and “Liabilities,” respectively, in the statement of financial position as of April 1, 2012, prepared under Japanese GAAP. They are reclassified into “Other reserves” under IFRS.

Net profit in accordance with IFRS before IFRS adjustments for hedge accounting (information that is calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles)

JBIC undertakes derivative financial instruments exclusively to hedge interest rate risks and foreign exchange risks. Under Japanese GAAP, hedge accounting is applied in the financial statements and net gains or losses from the valuation of derivative financial instruments are not recognized in net income. In the financial statements under IFRS disclosed for reference purposes, JBIC does not apply hedge accounting of IAS39. Accordingly, “Net gains or losses from the valuation of derivative financial instruments” and “Net gains or losses from the amortization of deferred gains or losses on hedges from discontinued hedge accounting at the date of transition” are recognized in net profit in accordance with IFRS*.

As these derivative financial instruments are entered into for hedging purposes, they are not cancelled before the maturity dates. Although the net gains or losses from the valuation of derivative financial instruments are temporal and not realized, the temporary net gains or losses from the valuation have a substantial impact on net profit in accordance with IFRS when the relevant market factors changes considerably as in fiscal year ended March 31, 2014 mentioned below. For further understanding on the financial situation of JBIC, “net profit in accordance with IFRS before IFRS adjustments for hedge accounting” is calculated by excluding the temporary net gains or losses from the valuation under IFRS as a non GAAP measure for supplementing the reconciliation between Japanese GAAP and IFRS.

Net profit in accordance with IFRS before IFRS adjustments for hedge accounting is reconciled from net profit in accordance with IFRS by excluding the temporary gains or losses from the valuation of derivative financial instruments as follows:

	(Billions of yen)
	March 31, 2013	March 31, 2014	March 31, 2015
Net profit in accordance with IFRS (A)	60.1	41.8	125.1
Net losses from the valuation of derivative financial instruments	(28.0)	(68.8)	(0.8)
Net gains from the amortization of deferred gains or losses on hedges from discontinued hedge accounting at the date of transition	34.5	21.2	15.4
Sub-total (B)	6.4	(47.6)	14.7
Net profit in accordance with IFRS before IFRS adjustments for hedge accounting (A)-(B)	53.7	89.5	110.4

Net profit in accordance with IFRS, net profit in accordance with IFRS before IFRS effects from hedge accounting and net income in accordance with Japanese GAAP for the fiscal years ended March 31, 2013, 2014 and 2015

*	See Note A “Derivative financial instrument assets and liabilities” for the difference between Japanese GAAP and IFRS about the accounting policies for derivative financial instruments.